UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009 (March 3, 2009)

SENSIVIDA MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-07405	22-1937826
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

77 Ridgeland Road Henrietta, New York		14623
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 413-9080

MEDISCIENCE TECHNOLOGY CORP.
1235 Folkstone Way, Suite 134
Cherry Hill, New Jersey 08034
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 5, 2008, Mediscience Technology Corp., a New Jersey corporation (“Mediscience”) entered into an agreement and plan of reorganization (the “Merger Agreement”) with SensiVida Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Mediscience (“Merger Sub”), and SensiVida Medical Systems, Inc., a Delaware corporation (“SensiVida”), pursuant to which Merger Sub will be merged into SensiVida and thereafter SensiVida will be merged with and into Mediscience (the “Merger”).  As a condition precedent to completing the Merger, on January 29, 2009, BioScopix, Inc., a Delaware corporation and wholly-owned subsidiary of Mediscience, merged with and into Mediscience, with the surviving corporation changing its name to BioScopix, Inc. (such surviving corporation hereafter referred to as the “Company”).

On March 3, 2009, the Company and SensiVida completed the Merger and the Company changed its name to SensiVida Medical Technologies, Inc.  As consideration for the Merger, the Company issued 33,333,333 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) to the three stockholders of SensiVida as consideration for the transaction.  All of the stockholders of SensiVida are accredited investors as such term is defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”) and the 33,333,333 shares of the Company’s Common Stock were issued pursuant to the exemption from registration under Rule 506 of Regulation D of the Securities Act..

SensiVida is a minimally-invasive diagnostic device company. Its proprietary, Microsystems-based technology automates bio-sensing and data acquisition while minimizing patient discomfort. SensiVida's "platform" technology addresses a number of disease-state diagnostics: allergy testing, pain-free automated glucose monitoring without bio-fouling, blood coagulation testing, Tberculosis testing, and cholesterol monitoring. SensiVida has an exclusive worldwide license under nine pending patents. Several working prototypes of the allergy test system and proof-of-principle human clinical results have been accomplished. The product pipe line, based on the same technology "chassis", includes a portable glucose monitor. This device consists of a patch or chip having multiple, individually addressable sensors that are activated in accordance with the patient's test schedule, automatically recording the patient's glucose level without pain, bio-fouling or clogging.

Simultaneous with the completion of the Merger and pursuant to resolutions of the board of directors of the Company (the “Board”) adopted at its meeting on November 5, 2008 and ratified on February 27, 2009:

1.
Acting pursuant to the Board’s authority under Article III, Section 6 of the Company’s bylaws, the Board expanded the Board from four to seven members and David R. Smith, Kamal Sarbadhikari and Jose Mir were appointed to the Board to fill the vacancies resulting from these newly created directorships and Mr. Smith was appointed as Chairman of the Board of Directors.  Messrs. Sarbadhikari and Mir are two of the three former stockholders of SensiVida and owned 75,000 of the 88,000 previously issued and outstanding shares of capital stock of SensiVida and Mr. Smith is the former president and chief executive officer of Infotonics Technology Center, Inc., the third former stockholder of SensiVida that owned the other 13,000 issued and outstanding shares of SensiVida capital stock prior to the Merger.

2.	Messrs. Sarbadhikari and Mir were appointed as the President and Chief Executive Officer and the Chief Technology Officer of the Company, respectively.

3.
Mr. Peter Katevatis resigned as Chief Executive Officer and Treasurer of the Company and stepped down as Chairman of the Board and was issued 11,725,100 shares of Common Stock in exchange for the waiver of his accrued salary and other claims.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the completion of the Merger, the Company issued 33,333,333 shares of its Common Stock as Merger consideration.  In addition, the Company issued 11,725,100 shares of its Common Stock to Mr. Katevatis in settlement of all of his accrued claims and salary.  The description of the issuance of all of these securities set forth under Item 2.01 of this Form 8-K is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed under Item 2.01 of this Form 8-K, Mr. Katevatis resigned as an officer of the Company and Chairman of the Board in connection with the completion of the Merger, and Messrs. Sarbadhikari, Smith and Mir were appointed as directors of the Company.  Mr. Smith was appointed Chairman of the Board and Messrs. Sarbadhikari and Mir were appointed as the President and Chief Executive Officer and the Chief Technology Officer of the Company, respectively.

Mr. Sarbadhikari is an entrepreneurial senior executive with 40 years of start-up and management of Fortune 1000 companies. Prior to SensiVida, he ran Bausch and Lomb's $520 million surgical businesses. He was part of the original team responsible for commercializing soft-contact lenses, a $5 billion global business. As a vice president of research and development at Bausch and Lomb, he was responsible for the development of the OTC contact lens solution business. He was also the co-founder of Eastman Kodak's consumer battery business and part of a small team that commercialized Kodak's first successful consumer digital "Home Imaging" initiative and the "Picture Maker" kiosk for retail photo-scanning and printing.

Mr. Mir started his career at the Eastman Kodak Company, pioneering new technologies that enabled some of the world's earliest digital imaging products. He evangelized and co-founded a corporate worldwide innovation initiative that after five years was able to drive significant growth beyond Kodak's traditional product lines. Mr. Mir had profit and loss statement responsibilities for a $16 million business that commercialized four radically new digital products- two of them won industry awards for technical excellence. After leaving Kodak, he started and led Infotonics Technology Center's Innovation initiative, responsible for founding two new start-ups. Most recently, he founded SensiVida Medical Systems Inc. and served as its President/CTO for three years. Mr. Mir is a prolific inventor, has won several professional awards, and has served on boards for companies and universities.

Mr. Smith is a founding member of Infotonics Technology Center Inc. and served as its President, Chief Executive Officer and Chairman of the Board from 2002 to 2008.  Mr. Smith also previously served as the Chairman of the Board for OIDA (Optoelectronics Industry Development Association). His professional memberships include the Institute of Electrical and Electronics Engineers (IEEE Senior Member) and American Society for Quality.

Mr. Smith has a MS in Electrical Engineering from the University of Rochester and a BS in Electrical Engineering from the University of Massachusetts.   He began his Eastman Kodak career in 1965 as an electrical engineer. He has had many diverse assignments in Kodak Apparatus Division and Kodak Park Engineering with increasing levels of responsibility in design engineering, technology development, process improvement and systems engineering. In 1985 he was appointed Director of Automatic Machine Systems Technology, now known as Manufacturing Systems Technology Division (“MSTD”). MSTD is a corporate technical resource that develops manufacturing process technology, designs high performance manufacturing systems and installs these systems in new and existing factories around the world.  Effective in June 1997, Mr. Smith was then appointed Director, Production Systems Engineering & Technology Organization, Eastman Kodak Research & Development. The organization concentrated on process R&D for discrete products, encompassing media converting, packaging and high volume equipment manufacturing. Mr. Smith remained the R&D Technical Director, Advanced Production & Commercialization Technology Platform until he just recently retired.

Peter Katevatis Esq. has served as  Chairman of the Board of Directors and Chief Executive Officer since 1993 and as a director since 1981.  Mr. Katevatis has been a practicing attorney in Philadelphia, Pennsylvania and Marlton, New Jersey, and is also licensed as an attorney in the State of New York and in the District of Columbia.  Mr. Katevatis was a trustee of the New Jersey State's Police and Fireman Retirement Pension Fund from 1989 to 1996 and served as a member of the State of New Jersey Investment Council from 1990 to December 1992.  Mr. Katevatis is a member of the American Arbitration Association, serves as an arbitrator with the National Association of Security Dealers and is a member of the National District Attorney's Association and the New York Academy of Science.

Item 8.01	Other Information.

In accordance with Section 4.16 of the Merger Agreement, the Board of Directors of the Company has authorized a ten-to-one reverse stock split of all issued and outstanding shares of the Company’s capital stock (the “Reverse Stock Split”).  On March 9, 2009, holders of a majority of the issued and outstanding shares of the Company’s voting capital stock acted by written consent to authorize the Reverse Stock Split in accordance with Section 14A:5-6 of the New Jersey Business Corporation Act.  Notice of the Reverse Stock Split shall be filed with the Securities and Exchange Commission on Schedule 14C and mailed to all stockholders of the Company at least twenty (20) days prior to the effective date of the Reverse Stock Split.  The Company will issue a press release and file a Current Report on Form 8-K announcing the effective date of the Reverse Stock Split and the date on which the Company’s common stock commences trading on the over-the-counter bulletin board post-split.

Item 9.01	Exhibits and Financial Statements.

(a)           Financial statements of businesses acquired.

The financial statements of SensiVida required by Rule 3-05 of Regulation S-X and paragraph (a) of Item 9.01 of Form 8-K will be filed by the Company by an amendment to this Form 8-K within 71 calendar days of the date that this report on Form 8-K is initially filed with the Securities and Exchange Commission.

(b)           Pro forma financial information.

The pro forma financial statements of the Company required by Item 2.01 and paragraph (b) of Item 9.01 of this Form 8-K will be filed by the Company by an amendment to this Form 8-K within 71 calendar days of the date that this report on Form 8-K is initially filed with the Securities and Exchange Commission.

(d)           Exhibits

2.1
Agreement and Plan of Merger of BioScopix, Inc., a Delaware corporation, into MediScience Technology Corp., a New Jersey corporation, dated as of November 5, 2008 (filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2008 and incorporated herein by reference).

2.2
Agreement and Plan of Reorganization by and Among BioScopix, Inc., a New Jersey corporation (successor by merger to MediScience Tecnology Corp.), SensiVida Acquisition Corp., a Delaware corporation, and SensiVida Medical Systems, Inc., a Delaware corporation, dated as of November 5, 2008 (filed as Exhibit 2.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2008 and incorporated herein by reference).

2.3	Certificate of Ownership and Merger merging SensiVida Medical Systems, Inc. with and into BioScopix, Inc., with the surviving corporation changing its name to SensiVida Medical Technologies, Inc.

10.1
Employment Agreement by and between the Company and Mr. Kamal Sarbadhikari  (included as Exhibit A to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2008 and incorporated herein by reference).

10.2
Employment Agreement by and between the Company and Mr. Jose Mir (included as Exhibit A to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2008 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 9, 2009	SensiVida Medical Technologies, Inc.

	By:	/s/ Kamal Sarbadhikari
Kamal Sarbadhikari
Chief Executive Officer